UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, Barnes & Noble, Inc. (the “Company”) announced that effective immediately, Jaime Carey, the current Chief Operating Officer, will be promoted to President of the Development & Restaurant Group. He will report to Ronald Boire, the Chief Executive Officer of the Company. Following this promotion, the Company will not currently have a Chief Operating Officer.

Mr. Carey first joined Barnes & Noble, Inc. in 2003 as Director of Newsstand and was promoted to Vice President. In May 2008, Mr. Carey was named Chief Merchandising Officer overseeing merchandising and product development. In July 2015, Mr. Carey was promoted to Chief Operating Officer with the responsibility for overseeing merchandising, marketing, e-commerce, NOOK and proprietary publishing.

In his new role, Mr. Carey will be responsible for overseeing real estate development and the newly created Restaurant Group. Mr. Boire announced that Barnes & Noble, Inc. would open four new concept stores in fiscal year 2017, complete with a new restaurant featuring an expanded menu along with beer and wine offerings.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release of Barnes & Noble, Inc., issued on June 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: June 23, 2016	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Barnes & Noble, Inc., issued on June 23, 2016